Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2020 and Year End Financial Results;
Declares Quarterly Cash Dividend of $0.25 per Share
Company to Host Conference Call on Thursday, February 18, 2021, at 11:30 a.m. Eastern Standard Time
Reno, Nevada – February 17, 2021 – Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its fourth quarter and year ended December 31, 2020.
2020 Highlights
•Record number of ending policies in-force (103,506), up 5% year-over-year;
•Net income of $119.8 million, or $3.97 per diluted share;
•Adjusted net income of $93.5 million, or $3.10 per diluted share;
•Net investment income of $76.3 million, down 13% year-over-year;
•Net realized and unrealized gains on investments recorded through the income statement of $19.0 million;
•Net premiums earned of $615.3 million, down 12% year-over-year;
•Favorable prior year loss reserve development of $81.6 million, versus $77.5 million a year ago;
•The Company repurchased 3,020,016 shares of its common stock at an average price of $33.05 per share;
•Book value per share including the Deferred Gain of $46.85, up 15.2% year-over-year including dividends declared.
Fourth Quarter 2020 Highlights
•Net income of $64.0 million, or $2.19 per diluted share;
•Adjusted net income of $42.8 million, or $1.46 per diluted share;
•Net investment income of $18.0 million, down 20% year-over-year;
•Net realized and unrealized gains on investments recorded through the income statement of $21.3 million;
•Net premiums earned of $151.5 million, down 11% year-over-year;
•Favorable prior year loss reserve development of $39.7 million, versus $11.4 million a year ago;
•The Company repurchased 529,146 shares of its common stock at an average price of $32.50 per share.
Management Commentary
Chief Executive Officer Douglas Dirks commented on the results: “2020 was a truly remarkable year for Employers in that: (i) we closed the year with nearly 104,000 policies, the first time we have ever reached that goal; (ii) our stockholders’ equity and book value per share each grew to record levels; (iii) we generated more submissions, quotes, and binds than at any time in the history of the Company; and (iv) we accomplished these feats during a pandemic while working from home. For the year, we delivered a 7.6% return on adjusted equity and increased our book value per share including the deferred gain by 15.2%, each representing terrific results in any operating environment.
Our record number of ending policies in-force demonstrates that our policyholders are enduring the pandemic, albeit with lower payroll levels. We remain optimistic that, as more vaccines are delivered and state restrictions are lifted, we will be able to replace the premium we have lost in 2020. In support of this anticipated recovery, we have continued to pursue and advance the significant investments we have made in delivering a superior customer experience for our agents and insureds and have actively managed our underwriting expenses with a view towards achieving our targeted expense ratios, despite the meaningful reductions in earned premium we are currently experiencing.

We expected to incur a lower current accident year loss and LAE ratio in 2020 than we experienced in 2019. Nonetheless, through the first three quarters of 2020, we maintained our loss ratio at our 2019 level (65.5%) in recognition of the uncertainty brought by the pandemic in terms of expected premium levels, the extent and duration of regulatory actions and overall claims frequency and severity. During the fourth quarter, in response to consistently favorable indemnity claims frequency trends experienced throughout the year, we reduced our 2020 accident year loss and LAE ratio to 64.3%.”
Mr. Dirks continued, “It has been my pleasure to lead Employers for over 27 years, and I feel that the Company is in the strongest financial position in its history. I will soon be handing control of the Company over to our next CEO, Kathy Antonello, whose background and experience is ideal to move Employers forward into the future. The executive team and I have been working very closely with Kathy over the past few months to ensure a smooth transition and you will hear from her tomorrow as she leads our earnings call. I am very excited for Kathy and for the future of our Company.”
Summary of Consolidated Fourth Quarter 2020 Operating Results
(All comparisons vs. fourth quarter 2019, unless noted otherwise).
Gross premiums written were $123.9 million, a decrease of 14%. The decrease was primarily due to declines in new business writings, particularly in California, and declines in average premium per policy. Net earned premiums were $151.5 million, a decrease of 11% year-over-year.
Losses and loss adjustment expenses were $47.9 million, a decrease of 51%. The decrease was the result of lower earned premium, a lower current accident year loss and LAE ratio and a greater amount of favorable prior accident year loss reserve development. The Company recognized $39.7 million of favorable prior accident year loss reserve development during the current period versus $11.4 million of favorable prior accident year loss reserve development a year ago.
Commission expenses were $18.9 million, a decrease of 7%. The decrease was primarily due to lower earned premiums.
Underwriting and general and administrative expenses were $43.4 million, a decrease of 15%. The decrease was the result of lower earned premium, as well as lower professional fees, travel expenses, incentive compensation and bad debt expenses.
Net investment income of $18.0 million decreased 20%. The decrease was primarily due to lower yields on our fixed maturity investments.
Income tax expense was $16.4 million (20.4% effective rate) versus $9.6 million (23.2% effective rate). The decrease in the effective rate was due primarily to lower state income taxes incurred during the current period.
The Company’s book value per share of $42.46 and book value per share including the Deferred Gain of $46.85 increased by 16.9% and 15.2% during 2020, respectively, each computed after taking into account dividends declared. These measures were favorably impacted by $11.5 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement) and $53.4 million of after tax unrealized gains arising from fixed income securities (which are reflected on the balance sheet).
Summary of Fourth Quarter 2020 Results by Segment
(see page 16 of the Financial Supplement for a description of our reportable segments. All comparisons are vs. fourth quarter 2019, unless noted otherwise).
Employers Segment
The Employers segment reported net income before income taxes of $83.4 million versus $46.9 million.
Highlights included the following:
–Underwriting income of $45.2 million versus $7.6 million;
–Combined ratio of 70.2% versus 95.5%;
–Current accident year loss and LAE ratio of 60.8% versus 65.6%;
–Favorable prior year loss reserve development of 26.2 percentage points versus 6.7 percentage points;
–Commission expense ratio of 12.5% versus 12.0%;
–Underwriting expense ratio of 23.1% versus 24.6%;
–Net investment income of $17.2 million versus $21.8 million; and
–Net realized and unrealized gains on investments of $20.8 million versus $17.4 million.
Cerity Segment
The Cerity segment reported a net loss before income tax of $3.6 million versus $4.2 million, and an underwriting loss of $4.6 million versus $4.3 million.

Corporate and Other
Corporate and Other activities reported net income (loss) before income taxes of $0.6 million versus $(1.3) million. Highlights included the following:
–LPT amortization, which served to reduce losses and LAE, of $3.1 million versus $2.2 million;
–Net investment income of $0.2 million versus $0.7 million; and
–General and administrative expenses of $3.8 million versus $4.8 million.
Share Repurchases and First Quarter 2021 Dividend Declarations
During the fourth quarter of 2020, the Company repurchased 529,146 shares of its common stock at an average price of $32.50 per share. During the period from January 1, 2021 through February 16, 2021, the Company repurchased a further 287,513 shares of its common stock at an average price of $32.17 per share. The Company currently has a remaining share repurchase authorization of $19.3 million.
On February 17, 2021, the Board of Directors declared a first quarter 2021 dividend of $0.25 per share. The dividend is payable on March 17, 2021 to stockholders of record as of March 3, 2021.
Earnings Conference Call and Webcast / Availability of Financial Supplement and Investor Presentation
The Company will host a conference call on Thursday, February 18, 2021 at 11:30 a.m. Eastern Standard Time / 8:30 a.m. Pacific Standard Time.
To participate in the live conference call by telephone, dial +1 (888) 364-8443 or +1 (484) 747-6630 and use the conference call access code 1177535.
The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will remain on the Company’s web site for up to seven days following the live webcast. To listen to a recording of the call by telephone, dial +1 (855) 859-2056 or +1 (404) 537-3406 and use the conference call access code 1177535.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, including the effects of the Coronavirus (COVID-19) pandemic, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
The Company also provides its quarterly Investor Presentations on its web site at www.employers.com.
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Adam Prior, The Equity Group Inc. (212) 836-9606 or aprior@equityny.com